Exhibit 10.5

i.d.i.gear

Innovative Designs, Inc.

July 28, 2010

Xunjin Hua, is lending Innovative Designs, Inc the amount of $40,000 Dollars, for a period of 120 days, at an interest rate of 10%. Repayment of $44,000, interest included, will be made.

Xunjin Hua

Joseph Riccelli, CEO

223 North Main St., Suite 1
Pittsburgh, PA 15215
voice: 412-799-0350
fax: 412-782-5303